UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2017

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)     Director Not Standing for Reelection at Annual Meeting

On March 29, 2017 Dr. Youngme Moon informed the Company that she does not wish to stand for reelection for the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”) at the Company’s 2017 Annual Meeting of Stockholders on May 9, 2017 (the “Annual Meeting”). Dr. Moon’s decision was amicable and not a result of any disagreement or dispute with the Company or its management. Dr. Moon served on the Board for 11 years. The Board thanked Dr. Moon for her long service on behalf of the Company.

5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 30, 2017, the Board approved an amendment to Article III, Section 6 of the Company’s Amended and Restated By-Laws (the “By-Laws”), which became effective immediately, to change the threshold for stockholder approval for removal of directors for cause from a supermajority of 66⅔% to a simple majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.

The foregoing description of the amendment to the By-Laws is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, effective as of March 30, 2017, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
3.1	Company’s Amended and Restated By-Laws, effective as of March 30, 2107

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: March 31, 2017	By: /s/ Brian E. Agle Name: Brian E. Agle Title: Senior Vice President and CFO